EXHIBIT 10-a

COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT is made effective as of the 1st day of January, 2011, and is entered into as of the dates set forth below, by and between PANAM TERRA, INC., a Nevada corporation, with principal offices located at 900 Biscayne Boulevard, Suite No. 3307, Miami, Florida, 33132, hereinafter referred to as “Company,” and ANGEL LANA, of 106 Winged Foot Lane, Boca Raton, Florida, 33431, hereinafter referred to as “Lana.”

RECITALS:

Company is a land and agricultural company with a history as a public company and a need for updated financial statements and chief financial officer services.

Lana is a Certified Public Accountant with experience in preparing financial statements for public companies and providing chief financial services to other companies.

Company wishes to retain Lana and Lana wishes to be retained by Company to assist Company in the preparation of financial statements and to provide chief financial officer services for Company;

In return for Lana providing services to Company, including the chief financial officer services for the one (1) year period beginning January 1, 2011, Company has agreed to provide Lana with compensation on the basis set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is agreed as follows:

1.      RECITALS.  The above recitals are true and accurate in all respects and are incorporated herein by reference.

2.      COMPENSATION.  Company agrees to engage Lana and Lana agrees to perform financial services, including chief financial officer services, for the Company for a period of one (1) year beginning on January 1, 2011, in return for the delivery to him of a total of Seven Hundred Fifty Thousand (750,000) shares of restricted shares of the Company’s common stock (the “Shares”).  Such restricted stock shall cover the services Lana provides for the Company on a quarterly basis for the period of January 1, 2011 through December, 31, 2011, by providing to him One Hundred Seventy-Five Thousand (175,000) restricted shares for the first calendar quarter of 2011, Two Hundred Thousand (200,000) restricted shares for the second calendar quarter of 2011,  Two Hundred Twenty-Five Thousand (225,000) restricted shares for the third calendar quarter of 2011, and One Hundred Fifty Thousand (150,000) restricted shares for the fourth calendar quarter.  At the conclusion of such one (1) year period, Company shall insure that (i) a Company stock certificate or certificates are delivered to Lana representing the Shares, (ii) the Company has taken all actions necessary to approve the issuance to Lana of the Shares, including properly authorizing the grant and issuance to Lana of the Shares, and (iii) the Shares are validly issued in the name of Lana and non-assessable.  Company and Lana further agree that the Company may place a restrictive legend on the Shares but that Lana shall be able to sell the Shares in private transactions or in compliance with Rule 144 in the event a public market for Company stock develops.

3.      INDEPENDENT CONTRACTOR STATUS.  Lana shall at all time act as an independent contractor and not as an employee of Company.  In that connection, Company acknowledges that Lana will be free to perform accounting, tax preparation, chief financial officer and related services for others during the time that he performs services for Company hereunder.

4.      PRIOR AGREEMENTS.  This Agreement supersedes in its entirety any and all prior agreements between Company and Lana with respect to the subject matter addressed herein.

5.      INVALID OR UNENFORCEABLE PROVISIONS.  The invalidity or unenforceability of any particular provision of this Agreement, as determined by a court of competent jurisdiction, shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted or modified by a court of competent jurisdiction in such a way as to make it valid and enforceable.

6.      BENEFIT AND BURDEN.  This Agreement shall inure to the benefit of, and be binding upon, the parties and their heirs, successors and assigns; however, the right of retention of Lana under this Agreement is personal in nature and may not be assigned by Lana.

7.      WAIVER AND MODIFICATION.  No change or modification of this Agreement shall be valid unless it is in writing and is signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.  Failure of any party at any time to insist upon strict performance of a condition, promise, agreement, or understanding set forth herein, shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

8.      HEADINGS.  Headings and other captions in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

9.      GENDER.  Whenever this Agreement refers to a party in any gender, it is understood that such person may be a male, female or legal entity.

10.    LAW GOVERNING AGREEMENT.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue shall be in Palm Beach County in the State of Florida.

11.    ATTORNEYS’ FEES AND COSTS.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to all attorneys’ fees, court costs, or other costs incurred and necessary disbursements made, in addition to any other relief to which he, she or it may be entitled.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Company has by a duly authorized officer authorized this Agreement on this 1st day of October, 2011.

COMPANY:

PANAM TERRA, INC.,
a Nevada corporation

By: /s/ Alexandre Clug
Alexandre Clug, President

IN WITNESS WHEREOF, Lana has accepted the terms this Agreement on this 1st day of October, 2011.

LANA:

/s/ Angel Lana
Angel Lana

                                                                         :